EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove Chief Financial Officer -or- Lori Novickis Director, Corporate Relations CBIZ, Inc. Cleveland, Ohio (216) 447-9000
CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2010 RESULTS
Diluted EPS from continuing operations is $0.09 for the quarter vs. $0.09 a year ago
Third-quarter results include $0.02 charge for early redemption of 3.125% Notes
Diluted EPS of $0.48 from continuing operations for the nine months vs. $0.50 in prior year
YTD results include charge of $0.04 for acquisition integration and early redemption of Notes
Cash EPS is $0.87 for the nine months vs. $0.84 for prior year
Cleveland, Ohio (October 28, 2010)—CBIZ, Inc. (NYSE: CBZ) today announced results for the third quarter and nine months ended September 30, 2010.
CBIZ reported revenue of $176.5 million for the third quarter ended September 30, 2010, compared with the $175.8 million reported for the third quarter of 2009. Revenue from newly acquired operations contributed $4.5 million to revenue in the third quarter compared with the same period a year ago. Same-unit revenue declined by 2.2%, or $3.8 million for the third quarter 2010, compared to the same period a year ago. CBIZ reported income from continuing operations for the quarter of $5.3 million, or $0.09 per diluted share, compared with $5.4 million, or $0.09 per diluted share in the third quarter of 2009.
During the third quarter, the Company announced the repurchase of approximately 7.7 million shares from founder Michael G. DeGroote along with a three-year option to repurchase his remaining 7.7 million shares. The Company also closed a $130 million Senior Subordinated Convertible Notes transaction during the third quarter and used a portion of the net proceeds to repurchase approximately 4.6 million shares of its common stock at a cost of approximately $25.1 million. In addition, $60.0 million of the proceeds were used for the early redemption of the Company’s 3.125% Convertible Notes. Results in the third quarter include a pre-tax charge of $2.0 million (approximately $0.02 per diluted share) related to the early redemption of these Notes.
For the nine-month period ended September 30, 2010, CBIZ reported revenue of $567.6 million compared with $577.4 million for the prior-year period. Same-unit revenue decreased by 4.4%, or $25.5 million, for
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

the first nine months of 2010 compared to the same period a year ago. Acquisitions contributed $15.6 million to revenue for the first nine months of 2010. Net income from continuing operations was $29.1 million, or $0.48 per diluted share, for the first nine months of 2010, compared with $30.7 million, or $0.50 per diluted share, for the first nine months of 2009.
In addition to the $2.0 million third-quarter pre-tax charge related to the early redemption of $60.0 million of the 3.125% Convertible Notes, results for the nine months also include a pre-tax charge of approximately $1.4 million related to integration activities of Goldstein Lewin & Company which was acquired in the first quarter 2010. The impact of these charges on diluted earnings per share for the nine months was approximately $0.04 per share.
The outstanding balance of the Company’s $275 million unsecured bank line of credit at September 30, 2010 was $119.0 million compared with a balance of $110.0 million at December 31, 2009. At September 30, 2010, $40 million remains outstanding on the 3.125% Convertible Notes that are callable in June of 2011, plus $130 million on the 4.875% Convertible Notes that were issued September 27, 2010.
Cash earnings per share, a non-GAAP measure that includes major non-cash charges and credits to income from continuing operations, was $0.24 per diluted share for the third quarter compared with $0.21 per diluted share a year ago, and $0.87 per diluted share for the nine months ended September 30, 2010 compared with $0.84 per diluted share a year ago. A schedule which reconciles Cash EPS with GAAP EPS is attached. Adjusted EBITDA for the third quarter ended September 30, 2010 was $19.5 million, and for the nine months ended September 30, 2010 was $73.8 million.
“Our Financial Services and Employee Services businesses have continued to perform well through the third quarter this year. Our Medical Management Practices group continues to face revenue challenges related to a decline in the volume of medical procedures, but cost management efforts within this group have better aligned our cost structure to revenue expectations for the second half of 2010,” stated Steven L. Gerard, Chairman and CEO. “The issuance of our Convertible Notes eliminated next year’s refinancing risk and the related share repurchase transaction we completed during the third quarter will be accretive to CBIZ shareholders in 2011. With one acquisition in the third quarter, we have closed three transactions so far this year, and we continue to have an active pipeline of potential acquisitions under review. For the full-year 2010, excluding the acquisition integration and debt retirement charges, we continue to project earnings per share within a close range of the $0.52 we reported for 2009,” concluded Mr. Gerard.
CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-800-640-9765 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-413-4837. A replay of the call will be available starting at 1:00 p.m. (ET) October 28, through midnight (ET), October 31, 2010. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 28207281. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.
CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting and tax, internal audit, merger and acquisition advisory, and valuation services. Employee services include group benefits, property and casualty insurance, retirement planning services, payroll, HR consulting and wealth management. CBIZ also provides outsourced technology staffing support services, healthcare consulting
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

and medical practice management. As one of the largest benefits specialists and one of the largest accounting, valuation and medical practice management companies in the United States, the Company’s services are provided through more than 150 Company offices in 36 states.
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.
For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2010	%	2009 (1)%

Revenue	$176,486	100.0%	$175,775	100.0%

Operating expenses	158,156	89.6%	160,017	91.0%

Gross margin	18,330	10.4%	15,758	9.0%

Corporate general and administrative expenses (2)	6,907	3.9%	8,491	4.9%

Operating income	11,423	6.5%	7,267	4.1%

Other income (expense):
Interest expense	(3,735)	-2.1%	(3,181)	-1.8%
Gain on sale of operations, net	89	0.1%	910	0.5%
Other income, net (3) (4)	1,015	0.5%	3,144	1.8%

Total other (expense) income, net	(2,631)	-1.5%	873	0.5%

Income from continuing operations before income tax expense	8,792	5.0%	8,140	4.6%

Income tax expense	3,464		2,749

Income from continuing operations	5,328	3.0%	5,391	3.1%

Loss from operations of discontinued businesses, net of tax	(533)		(315)
Gain on disposal of discontinued businesses, net of tax	37		27

Net income	$4,832	2.7%	$5,103	2.9%

Diluted earnings (loss) per share:
Continuing operations	$0.09		$0.09
Discontinued operations	(0.01)		(0.01)

Net income	$0.08		$0.08

Diluted weighted average common shares outstanding	59,579		61,712

Other data from continuing operations:
Adjusted EBIT (5)	$14,434		$10,411
Adjusted EBITDA (5)	$19,478		$15,473

(1)	Certain amounts in the 2009 financial data have been reclassified to conform to the current year presentation.

(2)	Includes an expense of $329 and $360 for the three months ended September 30, 2010 and 2009, respectively, in compensation expense associated with net gains from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $6,578 and $8,131, or 3.7% and 4.6% of revenue, for the three months ended September 30, 2010 and 2009, respectively.

(3)	Includes net gains of $2,411 and $2,890 for the three months ended September 30, 2010 and 2009, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(4)	For the three months ended September 30, 2010, amount includes a loss of $1,996 on the retirement of $60.0 million of the Company’s senior subordinated convertible notes that were issued in May 2006 and income of $728 related to decreases in the fair value of contingent considerations due related to CBIZ’s prior acquisitions.

(5)	Adjusted EBIT represents earnings from continuing operations before income taxes, interest expense, gain on sale of operations, net, and the loss on the redemption of CBIZ’s convertible notes described in Note (4) above. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $5,044 and $5,062 for the three months ended September 30, 2010 and 2009, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(In thousands, except percentages and per share data)

		NINE MONTHS ENDED
	SEPTEMBER 30,
	2010	%	2009 (1)%

Revenue	$567,561	100.0%	$577,423	100.0%

Operating expenses	489,624	86.3%	499,432	86.5%

Gross margin	77,937	13.7%	77,991	13.5%

Corporate general and administrative expenses (2)	22,529	4.0%	23,874	4.1%

Operating income	55,408	9.7%	54,117	9.4%

Other income (expense):
Interest expense	(10,314)	-1.8%	(10,206)	-1.8%
Gain on sale of operations, net	465	0.1%	1,004	0.2%
Other income, net (3) (4)	1,141	0.2%	5,449	0.9%

Total other expense, net	(8,708)	-1.5%	(3,753)	-0.7%

Income from continuing operations before income tax expense	46,700	8.2%	50,364	8.7%

Income tax expense	17,594		19,711

Income from continuing operations	29,106	5.1%	30,653	5.3%

Loss from operations of discontinued businesses, net of tax	(1,873)		(751)
(Loss) gain on disposal of discontinued businesses, net of tax	(995)		178

Net income	$26,238	4.6%	$30,080	5.2%

Diluted earnings (loss) per share:
Continuing operations	$0.48		$0.50
Discontinued operations	(0.05)		(0.01)

Net income	$0.43		$0.49

Diluted weighted average common shares outstanding	61,212		61,897

Other data from continuing operations:
Adjusted EBIT (5)	$58,545		$59,566
Adjusted EBITDA (5)	$73,802		$74,695

(1)	Certain amounts in the 2009 financial data have been reclassified to conform to the current year presentation.

(2)	Includes an expense of $297 and $562 for the nine months ended September 30, 2010 and 2009, respectively, in compensation expense associated with net gains from the Company’s deferred compensation plan (see note 3). Excluding this item, corporate general and administrative expenses would be $22,232 and $23,312, or 3.9% and 4.0% of revenue, for the nine months ended September 30, 2010 and 2009, respectively.

(3)	Includes net gains of $1,475 and $4,539 for the nine months ended September 30, 2010 and 2009, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(4)	For the nine months ended September 30, 2010, amount includes a loss of $1,996 on the retirement of $60.0 million of the Company’s senior subordinated convertible notes that were issued in May 2006, and income of $1,449 related to decreases in the fair value of contingent considerations due related to CBIZ’s prior acquisitions.

(5)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, gain on sale of operations, net, and the loss on redemption of CBIZ’s convertible notes as described in Note (4) above. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $15,257 and $15,129 for the nine months ended September 30, 2010 and 2009, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except per share data)
SELECT SEGMENT DATA

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2010	2009 (1)	2010	2009 (1)
Revenue
Financial Services	$89,612	$86,854	$303,179	$305,685
Employee Services	42,417	41,272	133,033	129,013
Medical Management Professionals	37,423	40,701	110,759	122,402
National Practices	7,034	6,948	20,590	20,323

Total	$176,486	$175,775	$567,561	$577,423

Gross Margin
Financial Services	$10,693	$7,966	$52,823	$50,223
Employee Services	6,512	6,317	23,329	21,511
Medical Management Professionals	5,275	5,583	11,175	16,899
National Practices	691	738	1,175	1,805
Operating expenses — unallocated (2):
Other	(2,760)	(2,317)	(9,388)	(8,470)
Deferred compensation	(2,081)	(2,529)	(1,177)	(3,977)

Total	$18,330	$15,758	$77,937	$77,991

(1)	Certain amounts in the 2009 financial data have been reclassified to conform to the current year presentation.

(2)	Represents operating expenses not directly allocated to individual businesses, including stock based compensation, consolidation and integration charges and certain advertising expenses. Unallocated operating expenses also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of operations. Gains recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expenses” and as income in “other income, net.”
CASH EARNINGS AND PER SHARE DATA
Reconciliation of Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED SEPTEMBER 30,
	2010	Per Share	2009	Per Share

Income from Continuing Operations	$5,328	$0.09	$5,391	$0.09

Selected non-cash items:
Depreciation and amortization	5,044	0.08	5,062	0.08
Non-cash interest on convertible notes	1,083	0.02	1,003	0.02
Stock based compensation	1,373	0.03	1,285	0.02
Loss on retirement of convertible notes	1,996	0.03	—	—
Adjustment to contingent earnouts	(728)	(0.01)	—	—

Non-cash items	8,768	0.15	7,350	0.12

Cash earnings — Continuing Operations	$14,096	$0.24	$12,741	$0.21

	NINE MONTHS ENDED SEPTEMBER 30,
	2010	Per Share	2009	Per Share
Income from Continuing Operations	$29,106	$0.48	$30,653	$0.50

Selected non-cash items:
Depreciation and amortization	15,257	0.25	15,129	0.24
Non-cash interest on convertible notes	3,181	0.05	2,946	0.05
Stock based compensation	3,943	0.06	3,465	0.05
Loss on retirement of convertible notes	1,996	0.03	—	—
Adjustment to contingent earnouts	(1,449)	(0.02)	—	—
Restructuring charge	1,148	0.02	—	—

Non-cash items	24,076	0.39	21,540	0.34

Cash earnings — Continuing Operations	$53,182	$0.87	$52,193	$0.84

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges and credits to income from continuing operations and are a useful measure for the Company and its analysts. Cash earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock based compensation expense, the loss of approximately $2.0 million as a result of the retirement of $60.0 million par value of the senior subordinated convertible notes issued in May 2006, adjustment to the fair value of contingent considerations due related to prior acquisitions, and the portion of the $1.4 million restructuring charge to be paid in future periods related to the 2010 acquisition of Goldstein Lewin. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except percentages and ratios)
SELECT BALANCE SHEET DATA AND RATIOS

	SEPTEMBER 30,	DECEMBER 31,
	2010	2009 (1)
Cash and cash equivalents	$719	$9,257
Restricted cash	$12,350	$15,432
Accounts receivable, net	$155,781	$128,766
Current assets before funds held for clients	$183,325	$181,001
Funds held for clients — current and non-current	$87,715	$98,470
Goodwill and other intangible assets, net	$397,898	$375,211

Total assets	$732,672	$713,097

Notes payable — current	$307	$13,410
Convertible notes — current	$38,811	$—
Current liabilities before client fund obligations	$124,518	$89,530
Client fund obligations	$90,822	$101,279
Convertible notes — non-current	$115,987	$93,848
Bank debt	$119,000	$110,000

Total liabilities	$506,481	$442,479

Treasury stock	$(355,735)	$(269,642)

Total stockholders’ equity	$226,191	$270,618

Debt to equity (2)	121.0%	75.3%
Days sales outstanding (DSO) — continuing operations (3)	81	66

Shares outstanding	49,455	61,937

Basic weighted average common shares outstanding	60,680	61,200

Diluted weighted average common shares outstanding	61,212	61,859

(1)	Certain amounts in the 2009 financial data have been reclassified to conform to the current year presentation.

(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.

(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at September 30, 2009 was 73.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007